UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 17, 2001

Honda Auto Receivables 1999-1 Owner Trust
(Exact name of registrant specified in its charter)

Delaware	333-30037	95-4694380
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

American Honda Receivables Corp. 700 Van Ness Avenue Torrance, CA	90501
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 781-6131

Item 5. Other Events

     On December 17, 2001, the principal and interest collected during the preceding calendar month, net of certain adjustments as provided for in the Sale and Servicing Agreement dated as of January 1, 1999 (the "Agreement"), between American Honda Receivable Corp., as Transferor, American Honda Finance Corporation, as Servicer, Honda Auto Receivables 1999-1 Owner Trust, The Bank of New York as Owner Trustee (the "Owner Trustee") and Bankers Trust Company, as Indenture Trustee (the "Indenture Trustee"), were distributed to holders ("Noteholders") of notes representing undivided fractional interests in Honda Auto Receivables 1999-1 Owner Trust. In accordance with the Agreement, the Servicer's Certificate, as defined in the Agreement, was furnished to the Trustee for the benefit of the Noteholders and, as such, was distributed by the Trustee to the Noteholders. A copy of the Servicer's Certificate is being filed as Exhibit 20 to this Current Report on Form 8-K.

Item 7 (c). Exhibits 20

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Honda Auto Receivables 1999-1 Owner Trust
By: American Honda Finance Corporation, as Servicer
By: /s/ John Weisickle
John Weisickele
Vice President